UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2009

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Syntel, Inc. (“Syntel”) promoted Keshav R. Murugesh to the post of Chief Executive Officer of Syntel, effective February 23, 2009. Mr. Murugesh will continue to serve as President of Syntel, and Bharat Desai will retain his role as Syntel’s Chairman.

Mr. Murugesh, age 45, joined Syntel in May 2002 as Chief Financial Officer. In October 2004, he was promoted to the role of Chief Operating Officer and was named President and Chief Operating Officer in December 2006. Mr. Murugesh also continued as Acting Chief Financial Officer from his appointment as Chief Operating Officer until a successor Chief Financial Officer was appointed in May 2005.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number
99.1	Press Release dated February 24, 2009 Announcing Promotion of Keshav Murugesh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	February 24, 2009	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 24, 2009 Announcing Promotion of Keshav Murugesh.

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